UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 28, 2025
Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-39050

Delaware		45-3361983
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos,	CA	94070
Address of Principal Executive Offices		Zip Code
(650) 810-8823
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Principal Financial Officer and Principal Accounting Officer

On April 28, 2025, the board of directors of Oportun Financial Corporation (the “Company”) appointed Raul Vazquez, the Company’s Chief Executive Officer, to the roles of principal financial officer and principal accounting officer, effective immediately.

The biographical information required by Items 401(b), (d), and (e) of Regulation S-K for Mr. Vazquez was previously reported in the Company’s Amendment No. 1 to Form 10-K, filed with the U.S. Securities and Exchange Commission on April 30, 2025 (the “Form 10-K/A”), under the headings “Board of Directors” and “Family Relationships.” There are no arrangements or understandings between Mr. Vazquez and any other persons pursuant to which he was selected as the Company’s principal financial officer and principal accounting officer. There are no family relationships between Mr. Vazquez and any director or executive officer of the Company that would require disclosure under Item 401(d) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and, other than as disclosed in the Form 10-K/A, there are no additional related party transactions between the Company and Mr. Vazquez that would require disclosure under Item 404(a) of Regulation S-K. There are no changes to the compensation of Mr. Vazquez in connection with his appointment as principal financial officer and principal accounting officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	April 30, 2025	By:	/s/ Kathleen Layton
Kathleen Layton
Chief Legal Officer and Corporate Secretary